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                                                                     Exhibit 3.1


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         WESTERN MULTIPLEX CORPORATION

                  Western Multiplex Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  1. The name of the Corporation is Western Multiplex Corporation. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 4, 1996 under the name Wireless Access, Inc. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 28, 1999 changing the name of Wireless Access, Inc. to Western Multiplex Corporation.

                  2. This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors and by written consent of the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and amends and restated the provisions of the existing Amended and Restated Certificate of Incorporation.

                  3. The text of the Amended and Restated Certificate of Incorporation, as amended heretofore, is hereby amended and restated to read in its entirety as follows:

                  FIRST: Name of Corporation. The name of the Corporation is
                  -----  -------------------
"Western Multiplex Corporation".

                  SECOND: Registered Agent and Registered Office. The name and
                  ------  --------------------------------------
address of the registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  THIRD: Purpose. The purpose of the Corporation is to engage in
                  -----  -------
any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL") as the same exists or may hereafter be amended.

                  FOURTH: Capital Stock. (A) The total number of shares of stock
                  ------  -------------
that the Corporation shall have authority to issue is 325,000,000 of which (1) 200,000,000 shall be shares of common stock designated as Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), (2) 100,000,000 shall be shares of common stock designated as Class B Common Stock, par value $.01 per share (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock") and (3) 25,000,000 shall be shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any class or classes of stock voting separately as a class shall be required therefor.

                  (B) The Board of Directors of the Corporation is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of shares of such series. The powers, preferences and relative
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                                                                               2


participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

                  (C) (1) Each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock and each holder of Class B Common Stock shall be entitled to ten votes for each share of Class B Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (this "Certificate") (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL. No holder of Common Stock or Preferred Stock shall be entitled to exercise any right of cumulative voting.

                  (2) Except as otherwise required by law, holders of any series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate (including any certificate of designations relating to such series).

                  (3) Subject to applicable law and the rights, if any, of the holders of any series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors of the Corporation in its discretion shall determine.

                  (4) Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights, if any, of the holders of any series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock, as such, shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by each of them.

                  (5) (a) Each holder of Class B Common Stock shall have the right at any time to convert all or any part of such holder's shares of Class B Common Stock into the equivalent number of shares of fully paid and nonassessable Class A Common Stock.

                  (b) In the event of a firmly committed underwritten initial public offering of the Common Stock registered under the Securities Act of 1933, as amended (a "Conversion Event"), each issued and outstanding share of Class B Common Stock shall be converted automatically, without any action on the part of the Corporation or the holders of Class B Common Stock, into one fully paid and nonassessable share of Class A Common Stock immediately prior to the sale of the Common Stock in such offering.

                  (c) Each share of Class B Common Stock issued and outstanding shall convert automatically into one fully paid and nonassessable share of Class A Common Stock immediately upon the transfer of the record ownership thereof to any person other than (x) Ripplewood Partners, L.P. ("Ripplewood Partners") or any Affiliate of Ripplewood Partners or its successors, (y) WMC Holding Corp., a Delaware corporation ("WMCH"), or any Affiliate of WMCH or its successors, or
(z) GTI Acquisition Corp., a Delaware corporation ("GTI"), or any Affiliate of GTI or its successors (in each
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                                                                               3

case, a "Transfer"). For the purposes of this Section (C)(5)(c) of Article Fourth, "Affiliate" shall mean, with respect to any person, any other person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For purposes of the foregoing sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, means the direct or indirect possession of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

                  (6) (a) Any optional conversion of a share of Class B Common Stock into a share of Class A Common Stock shall be effective upon delivery of the stock certificate (or certificates) representing the shares of Class B Common Stock to be converted to the Corporation with written notice of such conversion.

                  (b) Conversion of a share of Class B Common Stock into a share of Class A Common Stock pursuant to Section (C)(5) of Article Fourth shall be deemed to have been effected at the time of the Transfer, the Conversion Event or the surrender of the stock certificate with written notice of such optional conversion, as the case may be, that resulted in such conversion (hereinafter, the "Conversion Time"). Immediately upon such conversion, the rights of the holders of shares of Class B Common Stock so converted shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the Conversion Time and unpaid as of the Conversion Time. In the event the stock transfer books of the Corporation shall be closed at the Conversion Time, such person or persons shall be deemed to have become such holder or holders of record of the Class A Common Stock at the opening of business on the next succeeding day on which such stock transfer books are open.

                  (c) As promptly as practicable after the Conversion Time, upon the delivery to the Corporation of the stock certificates formerly representing shares of Class B Common Stock, the Corporation shall deliver, or cause to be delivered, to or upon the written order of the record holder of the surrendered stock certificates formerly representing shares of Class B Common Stock, a stock certificate or stock certificates representing the number of fully paid and nonassessable shares of Class A Common Stock into which the shares of Class B Common Stock formerly represented by such stock certificates have been converted in accordance with the provisions of Section (C)(5) and this Section (C)(6) of Article Fourth.

                  (d) The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock pursuant to Section (C)(5) and this Section (C)(6) of Article Fourth; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the registered holder of Class B Common Stock which was converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the corporation, that such tax has been paid.

                  (e) The Corporation shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Common Stock and its issued Common Stock held in its treasury, for the purpose of effecting the conversion of the Class B Common Stock, the full number of shares of Class A Common Stock then deliverable upon the conversion of all outstanding shares of Class B Common Stock.
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                                                                               4

                  (f) Upon the conversion of all issued and outstanding shares of Class B common Stock into shares of Class A Common Stock in accordance with Section (C)(5) and this Section (C)(6) of Article Fourth, each authorized share of Class B Common Stock shall immediately be canceled without payment therefor.

                  FIFTH: By-Laws. The Board of Directors, acting by majority
                  ------ -------
vote, shall be authorized to make, amend, alter, change, add to or repeal the Amended and Restated By-Laws (the "By-Laws") of the Corporation in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors as provided in the By-Laws.

                  SIXTH: Indemnification and Limitation on Liability. (A) To the
                  -----  -------------------------------------------
fullest extent permitted by the laws of the State of Delaware:

                  (1) The Corporation shall indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors of the Corporation. The Corporation may indemnify any person (and such person's heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another Corporation, partnership, joint venture, trust, limited liability company or other enterprise, for and against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

                  (2) The Corporation shall promptly pay expenses incurred by any person described in the first sentence of subsection (1) of this Article Sixth, Section (A), and may, to the extent authorized by the Board of Directors, promptly pay expenses incurred by any person described in the last sentence of subsection (1) of this Article Sixth, Section (A) in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of appropriate documentation.

                  (3) The Corporation may purchase and maintain insurance on behalf of any person described in subsection (1) of this Article Sixth, Section
(A) against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL or otherwise.
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                                                                               5

                  (4) The Corporation is expressly authorized to enter into agreements with any person providing for indemnification greater or different than that provided by this Certificate.

                  (5) The provisions of this Article Sixth, Section (A) shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article Sixth, Section (A) shall be deemed to be a contract between the Corporation and each director or officer who serves in such capacity at any time while this Article Sixth, Section (A) and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit, or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article Sixth, Section A shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article Sixth, Section (A) shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent may otherwise be entitled or permitted by contract, this Certificate, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person's official capacity and actions in any other capacity while holding such office, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to the first sentence of subsection (1) of this Article Sixth, Section
(A) shall be made to the fullest extent permitted by law.

                  (6) For purposes of this Article Sixth, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

                  (B) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for paying a dividend or approving a stock repurchase or redemption in violation of Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit and except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended, after the filing of this Certificate of which this Article Sixth is part to authorize corporation action further eliminating or limiting the personal liability of directors, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  SEVENTH: Meetings and Consents. Subject to the rights, if any,
                  -------- ---------------------
of the holders of any series of Preferred Stock to elect additional directors under specified circumstances or to consent to specific actions taken by the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders. Except as may otherwise be required by law and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be
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                                                                               6

called only by the Chief Executive Officer or the President of the Corporation or by the Board of Directors pursuant to a resolution approved by the Board of Directors.

                  EIGHTH: Election of Directors. (A) The number of directors of
                  ------  ---------------------
the Corporation shall be fixed in the manner prescribed in the By-Laws and may be increased or decreased from time to time in such a manner as may be prescribed by the By-Laws.

                  (B) Unless the Board of Directors of the Corporation otherwise determines, any vacancy occurring in the Board of Directors caused by death, resignation, increase in number of directors or otherwise may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director. Except as otherwise provided by law, any such vacancy may not be filled by the stockholders of the Corporation. Any director elected to fill a vacancy not resulting from an increase in the number of directors, as provided in Section (C) below, shall have the same remaining term as that of his predecessor.

                  (C) The directors shall be divided into three classes, as nearly equal in number as possible, and designated as Class I, Class II and Class III. Class I directors shall initially be elected for a term expiring at the 2001 annual meeting of stockholders, Class II directors shall initially be elected for a term expiring at the 2002 annual meeting of stockholders, and Class III directors shall initially be elected for a term expiring at the 2003 annual meeting of stockholders. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be duly elected or qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality of the votes of the total voting power of all classes of outstanding capital stock present in person or represented by proxy at such meeting and entitled to vote on the election of directors and shall hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. Any newly created directorship on the Board of Directors that results from an increase in the number of directors shall, subject to the rights, if any, of the holders of any series of Preferred Stock, be filled only by a majority of the directors then in office, provided that a quorum is present.

                  (D) Directors may be removed only for cause, and only by the affirmative vote of at least 66-2/3% in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                  (E) Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of directorships shall be governed by the terms of this Certificate (including any certificate of designations relating to any series of Preferred Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Eighth unless expressly provided by such terms.
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                  (F) Advance notice of shareholder nominations for the election of directors, and advance notice of business to be brought by shareholders before an annual meeting of shareholders, shall be given in the manner provided in the By-Laws.

                  NINTH: Terms. Wherever a term shall be used in the singular in
                  -----  -----
this Certificate, it shall be deemed in all appropriate circumstances to include also the plural, and wherever a term shall be so used in the plural, it shall similarly be deemed to include also the singular.

                  TENTH: Amendments. Notwithstanding anything contained in this
                  -----  ----------
Certificate to the contrary, the affirmative vote of the holders of at least 66-2/3% of the total voting power of all classes of outstanding capital stock, of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Certificate or to adopt any provision inconsistent therewith.
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                                                                               8

                  IN WITNESS WHEREOF, Western Multiplex Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Nancy Huber, its Secretary this __th day of ______, 2000.



                                      WESTERN MULTIPLEX CORPORATION


                                      By:
                                          -----------------------
                                          Name:  Nancy Huber
                                          Title:  Secretary